UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2020

Rodin Global Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-56043	81-1310268
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification No.)

110 E. 59th Street, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 938-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2020, Kenneth Carpenter tendered his resignation as President of Rodin Global Property Trust, Inc. (the “Company”) and its advisor, Rodin Global Property Advisors, LLC (the “Advisor”). Mr. Carpenter’s resignation was not based on any disagreement with the Company on any matter relating to the Company’s operations, policies or practice.

In addition, on May 7, 2020, the Company’s Board appointed Christopher A. Milner as President to fill the vacancy created by Mr. Carpenter’s resignation, effective immediately. Mr. Milner will also serve as President of the Advisor.

Christopher A. Milner, 53, has served as the Head of Commercial Real Estate Investment Management at Cantor Fitzgerald, L.P. since March 2013 and has served as senior portfolio manager of Resolution Recovery Partners Manager, LLC, an institutional fund managed by an affiliate of the Company’s sponsor, since August 2015. In May of 2019 Mr. Milner became a member of the investment committee of the manager for Cantor Silverstein Opportunity Zone Trust, Inc., a fund that is co-sponsored by the Company’s sponsor. Additionally, Mr. Milner became a member of the board of the Institute for Portfolio Alternatives in October of 2019. Previously, Mr. Milner spent 14 years at BlackRock and was a co-founder of their Commercial Real Estate Debt business. Mr. Milner was Global Head of CRE Debt and President of the Carbon Capital series of private real estate debt funds as well as a member of BlackRock’s Corporate Leadership Committee, the Real Estate Executive Committee and the Global Real Estate Investment Committee. Prior to joining BlackRock in 1997, Mr. Milner was responsible for origination, underwriting and securitization of all commercial mortgage conduit production at PNC and was also a member of the PNC M&A team which acquired BlackRock and Midland Loan Services in 1995 and 1998, respectively. Mr. Milner received an MBA in finance with a concentration in real estate from Indiana University and a Bachelor of Arts degree in economics from DePauw University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RODIN GLOBAL PROPERTY TRUST, INC.

Date: May 7, 2020	By:	/s/ HOWARD W. LUTNICK
	Name:	Howard W. Lutnick
	Title:	Chief Executive Officer